Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 4, 2024, related to the consolidated financial statements of Reliance Global Group, Inc. and Subsidiaries as of and for the year ended December 31, 2023, which appear in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Mazars USA LLP

New York, New York

January 22, 2026